                                                                    Exhibit 3.15
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           HOME SHOPPING NETWORK, INC.

                        (Pursuant to Sections 242 & 245)

            Home Shopping Network, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

            1. The name under which the corporation was originally incorporated is HOME SHOPPING NETWORK, INC. The date of filing its original Certificate of Incorporation with the Secretary of State was February 26, 1986.

            FIRST:      The name of the corporation is
                              Home Shopping Network, Inc.

            SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The nature of the business or purposes to be conducted or promoted is:

            To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

            To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

            To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

            To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

            To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and


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as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

            To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporation purposes.

            To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

            In general, to possess and exercise all the powers and privileges granted by the Delaware General Corporation Law or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such


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powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

            The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent business and purposes.

            FOURTH: The corporation shall have authority to issue thirty million (30,000,000) shares of $.01 par value Common Stock, seven million forty five thousand nine hundred forty (7,045,940) shares of $.01 par value Class B Common stock, and five hundred thousand (500,000) shares of $.01 par value Preferred Stock.

            A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

            A. Common Stock

            (1.) The holders of the Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, such dividends if, as and when declared from time to time by the Board of Directors.

            (2.) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive, share for share with the holders of shares of


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Class B Common Stock, all the assets of the corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

            (3.) The holders of Common Stock shall vote as a separate class upon any merger, reorganization, recapitalization, liquidation, distribution or winding-up, sale, transfer, or hypothecation of substantially all or a substantial portion of the assets of the Corporation, or similar corporate matter, and any amendment to this Certificate of Incorporation, all of which must be submitted to a vote of or to the consent of the stockholders of the corporation; and the requisite approval of the holders of the Common Stock, voting as a class, shall be necessary for the adoption of any such matter.

            (4.) Each holder of Common Stock shall be entitled to vote one vote for each share of Common Stock held on any matter which is submitted to a vote or to the consent of the Stockholders of the Corporation, other than matters described in Subsection A(3) above, including the election of directors. As to all such matters submitted to the Stockholders pursuant to this Subsection (4), the holders of Common Stock shall vote together with the holders of the Class B Common Stock.

            B.    Class B Common Stock

            (1.) The holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, such dividends if, as and when declared from time to time by the board of directors.


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            (2.) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the corporation, the holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, all the remaining assets of the corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of Preferred Stock have been satisfied.

            (3.) So long as at least three million eight hundred thousand (3,800,000) shares of Class B Common Stock are outstanding, the holders of said shares of Class B Common Stock shall vote as a separate class upon any merger, reorganizations, recapitalization, liquidation, dissolution or winding-up, sale, transfer, or hypothecation of substantially all or a substantial portion of the assets of the Corporation, all of which must be submitted to a vote or or to the consent of the Stockholders of the Corporation; and the requisite approval of the holders of the Class B Common Stock, voting as a class, shall be necessary for the adoption of any such matter. In the event that less than three million eight hundred thousand shares of Class B Common Stock are outstanding, the shares of Class B Common Stock shall vote with the holders of shares of Common Stock as to the matters described in this Subsection (3), but such shares of Class B Common Stock shall be entitled to vote ten votes per share on such matters.

            (4.) Each holder of Class B Common Stock shall be entitled to vote ten votes for each share of Class B Common Stock held on any matter which is submitted to a vote or to the consent of the Stockholders of the Corporation, other than the matters described in Subsection B(3) above, including the election of directors. As to all such


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matters submitted to the Stockholders pursuant to this Subsection (4) the holders of the Class B Common Stock shall vote together with the holders of Common Stock.

            C. Other Matters Affecting Shareholders of Common Stock and Class B Common Stock

            (1.) In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Common Stock or Class B Common Stock unless the shares of Common Stock and Class B Common Stock at the time outstanding are treated equally and identically.

            (2.) Shares of Class B Common Stock shall be convertible into shares of the Common Stock of the Corporation at the option of the holder thereof at any time on a share for share basis. Such conversion ratio shall in all events be equitably preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the corporation with another corporation.

            (3.) Upon the conversion of Class B Common Stock into shares of Common Stock, said shares of Class B Common Stock shall be retired and shall not be subject to reissue.

            (4.) Notwithstanding anything to the contrary in this Certificate of Incorporation, the holders of Common Shares, acting as a single class, shall be entitled to elect twenty-five percent (25%) of the total number of directors, and in the event that


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twenty-five percent (25%) of the total number of directors shall result in a fraction of a director, then the holders of the Common Stock, acting as a single class, shall be entitled to elect the next higher whole number of directors.

            D. Preferred Stock

            The board of directors shall, by resolution, designate the powers, preferences, rights and qualifications, limitations and restrictions of the Preferred Stock.


            FIFTH: The name and mailing address of each incorporator is as follows:

            Name                          Mailing Address
            ----                          ---------------
            Roy M. Speer                  1529 U.S. Highway 19 South
                                          Clearwater, Florida  33546

            Lowell W. Paxton              1529 U.S. Highway 19 South
                                          Clearwater, Florida  33546

            SIXTH: The name and mailing address of each person, who is to serve as a director until the next annual meeting of the stockholders or until their successor is elected, are as follows:

            Name                          Mailing Address
            ----                          ---------------
            Roy M. Speer                  1529 U.S. Highway 19 South
                                          Clearwater, Florida  33546

            Lowell W. Paxton              1529 U.S. Highway 19 South
                                          Clearwater, Florida  33546

            Nando DiFilippo, Jr.          300 East Lombard Street
                                          Baltimore, Maryland  21203



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
            Franklin J. Chu               One Liberty Plaza, 45th Floor
                                          New York, New York  10080


            SEVENTH: The corporation is to have perpetual existence.

            EIGHTH: In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the board of directors is expressly authorized:

            To make, alter or repeal the by-laws of the corporation.

            To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

            To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

            By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such


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absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it;
but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the by-laws of the corporation, declaring a dividend or authorizing the issuance of stock.

            NINTH: (A) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo


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contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (B) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court of equity or the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court of equity or such other court shall deem proper.

            (C) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit


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or proceeding referred to in subsections (A) and (B) of this Article Ninth or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

            (D) Any indemnification under subsections (A) and (B) of this Article Ninth (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (A) and
(B). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of the disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

            (E) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

            (F) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise,


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both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (G) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

            TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or


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arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

            ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the Delaware General Corporation
Law) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

            TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article Fourth, above, and provided further that the rights of the Class B Common Stock may not be amended, altered, changed, or repealed without the approval of the holders of the requisite number of said shares of Class B Common Stock.


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            THIRTEENTH: The number of directors of the corporation shall be such number, not less than four (4) nor more than fifteen (15), as shall be provided from time to time in the by-laws, provided that no amendment to the by-laws decreasing the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken by the directors (whether through amendment of the by-laws or otherwise) to increase or decrease the number of directors as provided in the by-laws from time to time unless at least a majority of the directors then in office shall concur in said action.

            A director may be removed, at any time, either with or without cause, by the affirmative vote of holders of a majority of each of the classes of shares then entitled to vote at an election of directors, except that directors elected by the holders of the Common Stock of the Corporation exclusively, pursuant to Subsection C(4) of Article Fourth, may only be removed by the holders of Common Stock of the Corporation.


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
            WE, THE UNDERSIGNED, being each of the directors herein before named, for the purpose of recording this Amended and Restated Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 24th of March, 1986.

                                    /s/ Roy M. Speer
                                    _______________________________
                                        Roy M. Speer

                                    /s/ Lowell W. Paxson
                                    _______________________________
                                        Lowell W. Paxson

                                    /s/ Nando DiFilippo, Jr.
                                    _______________________________
                                        Nando DiFilippo, Jr.

                                    /s/ Franklin J. Chu
                                    _______________________________
                                        Franklin J. Chu


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
                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

            Home Shopping Network, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

            RESOLVED, that Article Fourth of the Restated Certificate of Incorporation of the Company be amended to read as follows:

                  FOURTH: The corporation shall have authority to issue one hundred million (l00,000,000) shares of $.01 par value Common Stock, twelve million seventy-nine thousand seven hundred twenty-eight (12,079,728) shares of $.01 par value Class B Common Stock and five-hundred thousand (500,000) shares of $.01 par value Preferred Stock.

            RESOLVED that Article Fourth, section B, paragraph (3) of the Certificate of Incorporation be amended to read as follows:

                  (3) So long as at least eleven million four-hundred thousand (11,400,000) shares of Class B Common Stock are outstanding, the holders of said shares of Class B Common Stock shall vote as a separate class upon any merger, reorganization, recapitalization, liquidation, dissolution or winding-up, sale, transfer, or hypothecation of substantially all or a substantial portion of the assets of the Corporation, all of which must be submitted to a vote or to the consent of the Stockholders of the Corporation; and the requisite approval of the holders of the Class B Common Stock, voting as a class, shall be necessary for the adoption of any such matter. In the event that less than eleven million four-hundred thousand (11,400,000) shares of Class B Common Stock are outstanding, the shares of Class B Common Stock shall vote with the holders of shares of


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
      Common Stock as to the matters described in this Subsection (3), but such shares of Class B Common Stock shall be entitled to vote ten votes per share on such matters.

            SECOND: That at a special meeting of stockholders, the holders of a majority of shares of Common Stock and Class B Common Stock of the Company voted to approve said amendment in accordance with the provisions of the Certificate of Incorporation of the Company and the General Corporation Law of the State of Delaware.

            THIRD: That the aforesaid amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

            FOURTH: That the aggregate amount of capital represented by the issued shares of capital stock of said corporation shall not be reduced under or by reason of the foregoing amendments to the Restated Certificate of Incorporation of the Company.


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
            IN WITNESS WHEREOF, said Home Shopping Network, Inc. has caused this certificate to be signed by Lowell W. Paxson, its President and Charles Bohart, its Secretary, this 14th day of August, 1986.

                                    HOME SHOPPING NETWORK, INC.

                                    By: /s/Lowell W. Paxson
                                        _______________________________________
                                        President

ATTEST:

By: /s/Charles Bohart
    ________________________________
   Secretary


[Seal]

                            CERTIFICATE OF AMENDMENT

                                       OF

                 RESTATED CERTIFICATE OF INCORPORATION

            Home Shopping Network, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of said corporation unanimously adopted resolutions proposing and declaring advisable the following amendments to the Restated Certificate of Incorporation of said corporation:

            RESOLVED, that Article FOURTH of the Restated Certificate of Incorporation of the Company be amended to read as follows:

                  FOURTH: The corporation shall have authority to issue one hundred fifty million (150,000,000) shares of $.01 par value Common Stock, twenty-four million one hundred fifty-nine thousand four hundred fifty-six (24,159,456) shares of $.01 par value Class B Common Stock and five-hundred thousand (500,000) shares of $.01 par value Preferred Stock.

            RESOLVED that Article Fourth, section B, paragraph (3) of the Restated Certificate of Incorporation be amended to read as follows:

                  (3) So long as at least twenty-two million eight hundred thousand (22,800,000) shares of Class B Common Stock are outstanding, the holders of said shares of Class B Common Stock shall vote as a separate class upon any merger, reorganization, recapitalization, liquidation, dissolution or winding-up, sale, transfer, or hypothecation of substantially all or a substantial portion of the assets of the Corporation, all of which must be submitted to a vote or to the consent of the Stockholders of the Corporation; and the requisite approval of the holders of the Class B Common Stock, voting as a class, shall be necessary for the adoption of any such matter. In the event that less than twenty-two million eight hundred thousand (22,800,000) shares of Class B Common Stock are outstanding, the shares of Class B Common Stock shall vote with the holders of shares of Common Stock as to the matters described in this Subsection (3), but such shares


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
      of Class B Common Stock shall be entitled to vote ten votes per share on such matters.

            RESOLVED, that Section B of Article NINTH of the Restated Certificate of Incorporation of the Company be amended to read as follows:

                  (B) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of equity or the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of equity or such other court shall deem proper.

            FURTHER RESOLVED, that Section E of Article NINTH of the Restated Certificate of Incorporation of the Company be amended to read as follows:

                  (E) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

            FURTHER RESOLVED, that Section F of Article NINTH of the Restated Certificate of Incorporation of the Company be amended to read as follows:

                  (F) The indemnification and advancement of expenses provided by, or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; it being the intent and purpose of this Article that the corporation shall have the authority


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
      to indemnify directors, officers, agents and employees to the fullest extent allowed by the laws of the state of Delaware as those law exist now or may hereafter be amended, provided that such amendment expands the right to indemnify officers, directors, agents or employees.

            FURTHER RESOLVED, that the Restated Certificate of Incorporation of the Company be amended to include a new Article FOURTEENTH to be effective from the date of adoption by the stockholders and to read as follows:

                  FOURTEENTH: The directors of the corporation shall in no event be liable to the corporation or to its stockholders for monetary damages for breach of a fiduciary duty of a director; provided, however, that this Article shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The liability of a director shall be further eliminated or limited to the fullest extent allowable under Delaware law, as it may in the future be amended.

            SECOND: That at the annual meeting of stockholders held on December 15, 1986 the holders of a majority of shares of Common Stock and Class B Common Stock of the Company voted to approve said amendments in accordance with the provisions of the Restated Certificate of Incorporation of the Company and the General Corporation Law of the State of Delaware.

            THIRD: That the aforesaid amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

            FOURTH: That the aggregate amount of capital represented by the issued shares of capital stock of said corporation shall not be reduced under or by reason of the foregoing amendments to the Restated Certificate of Incorporation of the Company.


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
            IN WITNESS WHEREOF, said Home Shopping Network, Inc. has caused this certificate to be signed by Lowell W. Paxson, its President and Charles H. Bohart, its Secretary, this 15th day of December, 1986.

                                    HOME SHOPPING NETWORK, INC.

                                    By: /s/Lowell W. Paxson
                                        __________________________________
                                        President
ATTEST:

By: /s/Charles H. Bohart
    ________________________________
    Secretary

[Seal]



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